Exhibit 99.1

PowerFleet Announces Pricing of Underwritten Public Offering

Woodcliff Lake, NJ – January 28, 2021 – PowerFleet, Inc. (Nasdaq: PWFL), a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as material handling equipment, tractor trailers, containers, cargo, automobiles, and light and heavy-duty truck fleets, today announced the pricing of an underwritten public offering of 3,850,000 shares of its common stock at a public offering price of $6.50 per share. PowerFleet has also granted the underwriters a 30-day option to purchase up to an additional 577,500 shares of its common stock. The gross proceeds of the offering to PowerFleet are expected to be approximately $25,025,000, before deducting the underwriting discounts and commissions and other estimated offering expenses and before the exercise of the underwriters’ option to purchase additional shares.

The closing of the offering is expected to occur on February 1, 2021, subject to the satisfaction of customary closing conditions.

PowerFleet intends to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, potential acquisitions, repayment of outstanding indebtedness and redemption of outstanding preferred stock.

Canaccord Genuity is acting as sole book-running manager for the offering. Lake Street Capital Markets, Roth Capital Partners and Barrington Research are acting as co-managers for the offering.

The shares of common stock will be issued by PowerFleet pursuant to a shelf registration statement on Form S-3 that was previously filed with, and declared effective by, the U.S. Securities and Exchange Commission (the “SEC”). This offering may only be made by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. The related final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, by contacting Canaccord Genuity LLC, Attention: Syndicate Department, 99 High Street, Suite 1200, Boston, Massachusetts 02110, or by email at prospectus@cgf.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PowerFleet

PowerFleet® Inc. (NASDAQ: PWFL; TASE: PWFL) is a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial trucks, tractor trailers, containers, cargo, and vehicles and truck fleets. The company is headquartered in Woodcliff Lake, New Jersey, with offices located around the globe. PowerFleet’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. Our offerings are sold under the global brands PowerFleet, Pointer, and Cellocator. For more information, please visit www.powerfleet.com, the content of which does not form a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to PowerFleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond PowerFleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the acquisition of Pointer, which may be affected by, among other things, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for PowerFleet’s products to continue to develop, the possibility that PowerFleet may not be able to integrate successfully the business, operations and employees of I.D. Systems and Pointer, the inability to protect PowerFleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in PowerFleet’s filings with the Securities and Exchange Commission, including PowerFleet’s annual report on Form 10-K for the year ended December 31, 2019. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, PowerFleet. Unless otherwise required by applicable law, PowerFleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

PowerFleet Company Contact

Ned Mavrommatis, CFO

NMavrommatis@powerfleet.com

(201) 996-9000

PowerFleet Investor Contact

Matt Glover

Gateway Investor Relations

PWFL@gatewayIR.com

(949) 574-3860

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